UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 16, 2015
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Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)
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Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth under Proposal 1 in Item 5.07 is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Boyd Gaming Corporation (the “Company”), held on April 16, 2015, the following proposals were voted on by the Company's stockholders, as set forth below:

Proposal 1.     Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
John R. Bailey	92,982,034	441,677	8,722,712
Robert L. Boughner	89,110,967	4,312,744	8,722,712
William R. Boyd	90,945,238	2,478,473	8,722,712
William S. Boyd	90,914,660	2,509,051	8,722,712
Richard E. Flaherty	92,831,491	592,220	8,722,712
Marianne Boyd Johnson	90,943,370	2,480,341	8,722,712
Billy G. McCoy	91,781,982	1,641,729	8,722,712
Keith E. Smith	92,179,008	1,244,703	8,722,712
Christine J. Spadafor	92,526,085	897,626	8,722,712
Peter M. Thomas	92,471,126	952,585	8,722,712
Paul W. Whetsell	92,918,036	505,675	8,722,712
Veronica J. Wilson	92,064,612	1,359,099	8,722,712

Each of the director nominees were elected to serve as a director until the 2016 Annual Meeting of Stockholders or until their respective successors are elected and qualified.

As previously disclosed in the Company’s proxy statement for the Annual Meeting, due to his age and pursuant to the Company’s Corporate Governance Guidelines, Thomas V. Girardi was not eligible to stand for reelection at the Annual Meeting. Accordingly, the Company’s Corporate Governance and Nominating Committee did not nominate Mr. Girardi to stand for re-election and, effective upon the election of directors at the Annual Meeting, the Company’s authorized number of directors was fixed at twelve.

Proposal 2.	Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstain
101,367,007	702,527	76,889

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2015	Boyd Gaming Corporation

/s/ Josh Hirsberg
Josh Hirsberg
Senior Vice President, Chief Financial Officer and Treasurer